UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022 (December 14, 2022)

Ensysce Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7946 Ivanhoe Avenue, Suite 201 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

(858) 263-4196

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENSC	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	ENSCW	OTC Pink Open Market

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing

On December 14, 2022, Ensysce Biosciences Inc. (the “Company”) received a notice of a determination (the “Notice”) by the staff of the Nasdaq Listing Qualifications Department within The Nasdaq Stock Market LLC (“Nasdaq”). The Notice references the Nasdaq letter sent to the Company, dated June 16, 2022 (the “June 16th Notice”). The June 16th Notice stated that the Company’s Minimum Value of Listed Securities (“MVLS”) for the preceding 30 consecutive business days was below the minimum of $35 million required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq listing rule 5550(b)(2) and that the Company had until December 13, 2022, to regain compliance.

The Notice states that the Company has not regained compliance with the MVLS requirement within the period provided and that the securities of the Company would be subject to delisting unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”). Accordingly, the Company intends to timely request a hearing before the Panel. The hearing request will automatically stay any suspension or delisting action pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing. In that regard, the Panel has the authority to grant an additional extension period not to exceed June 12, 2023.

Notwithstanding the foregoing, there can be no assurance that the Company will be granted more time to attempt to comply with the MVLS requirement or be able to regain or maintain compliance with Nasdaq listing standards.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2022

Ensysce Biosciences, Inc.

By:	/s/ Lynn Kirkpatrick
Name:	Dr. Lynn Kirkpatrick
Title:	President and Chief Executive Officer

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